Exhibit 21
WESTERN DIGITAL CORPORATION
SUBSIDIARIES OF THE COMPANY

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
Amplidata N.V.	Belgium
EasyStore Memory Limited	Ireland
Fusion-io (Beijing) Info Tech Co., Ltd	China
Fusion-io LLC	Delaware
Fusion-io Poland SP.Z.O.O.	Poland
Fusion-io Singapore Private Ltd	Singapore
HGST (Shenzhen) Co., Ltd.	China
HGST Consulting (Shanghai) Co., Ltd.	China
HGST Europe, Ltd.	United Kingdom
HGST Japan, Ltd.	Japan
HGST Malaysia Sdn. Bhd.	Malaysia
HGST Netherlands B.V.	Netherlands
HGST Singapore Pte. Ltd.	Singapore
HGST Technologies India Private Limited	India
HGST Technologies Malaysia Sdn. Bhd.	Malaysia
HICAP Properties Corp.	Philippines
Keen Personal Media, Inc.	Delaware
Pacifica Insurance Corporation	Hawaii
Prestadora SD, S. de R.L. de C.V.	Mexico
Read-Rite Philippines, Inc.	Philippines
Sandbox Expansion LLC	Delaware
SanDisk (Cayman) Limited	Cayman Islands
SanDisk (Ireland) Limited	Ireland
SanDisk 3D IP Holdings Ltd	Cayman Islands
SanDisk B.V.	Netherlands
SanDisk Brasil Participações Ltda.	Brazil
SanDisk C.V.	Netherlands
SanDisk China Limited	Ireland
SanDisk China LLC	Delaware
SanDisk Flash B.V.	Netherlands
SanDisk France SAS	France
SanDisk GmbH	Germany
SanDisk Holding B.V.	Netherlands
SanDisk Hong Kong Limited	Hong Kong
SanDisk India Device Design Centre Private Limited	India
SanDisk Information Technology (Shanghai) Co. Ltd.	China
SanDisk International Holdco B.V.	Netherlands

SanDisk International Limited	Ireland
SanDisk International Middle East FZE	United Arab Emirates
SanDisk Italy S.R.L.	Italy
SanDisk Korea Limited	Korea
SanDisk Latin America Holdings LLC	Delaware
SanDisk LLC	Delaware
SanDisk Malaysia Sdn. Bhd.	Malaysia
SanDisk Manufacturing Americas, LLC	Delaware
SanDisk Manufacturing Unlimited Company	Ireland
SanDisk Operations Holdings Limited	Ireland
SanDisk Pazarlama Ve Ticaret Limited Sirketi	Turkey
SanDisk Scotland, Limited	United Kingdom
SanDisk Semiconductor (Shanghai) Co. Ltd.	China
SanDisk Spain, S.L.U.	Spain
SanDisk Storage Malaysia Sdn. Bhd.	Malaysia
SanDisk Sweden AB	Sweden
SanDisk Switzerland Sarl	Switzerland
SanDisk Taiwan Limited	Taiwan
SanDisk Technologies LLC	Texas
SanDisk Technologies India Private Limited	India
SanDisk Trading (Shanghai) Co. Ltd.	China
SanDisk Trading Holdings Limited	Ireland
SanDisk UK, Limited	United Kingdom
SD International Holdings Ltd.	Cayman Islands
SMART Storage Systems GmbH	Austria
STEC Europe B.V.	Netherlands
STEC International Holding, LLC	California
STEC Italy SRL	Italy
STEC R&D Limited	Cayman Islands
Suntech Realty, Inc.	Philippines
Virident Systems International Holdings Ltd.	Cayman Islands
Virident Systems, LLC	Delaware
WD Media (Malaysia) Sdn.	Malaysia
WD Technologies Nigeria Limited	Nigeria
Western Digital (Argentina) S.A.	Argentina
Western Digital (France) SARL	France
Western Digital (I.S.) Limited	Ireland
Western Digital (Malaysia) Sdn. Bhd.	Malaysia
Western Digital (Singapore) Pte. Ltd.	Singapore
Western Digital (UK) Limited	United Kingdom
Western Digital Australia Pty Ltd	Australia
Western Digital Canada Corporation	Ontario, Canada
Western Digital Capital Global, Ltd.	Cayman Islands

Western Digital Capital, LLC Western Digital Denmark ApS	Delaware Denmark
Western Digital Deutschland GmbH	Germany
Western Digital Do Brasil Comercio E Distribuicao De Produtos De Informatica Ltda. Western Digital Federal, LLC Western Digital GK	Brazil Delaware Japan
Western Digital Hong Kong Limited	Hong Kong
Western Digital Information Technology (Shanghai) Company Ltd.	China
Western Digital International Ltd.	Cayman Islands
Western Digital Ireland, Ltd.	Cayman Islands
Western Digital Israel Ltd.	Israel
Western Digital Korea, Ltd.	Korea
Western Digital Latin America, Inc.	Delaware
Western Digital Netherlands B.V.
Western Digital Storage Technology Innovation Center (Shenzhen) Co. Ltd.
Western Digital Storage Technologies (Philippines) Corp.
Western Digital Storage Technologies (Thailand) Ltd.
Netherlands China Philippines Thailand
Western Digital Taiwan Co., Ltd.	Taiwan
Western Digital Tech and Regional Center (M) Sdn. Bhd.	Malaysia
Western Digital Technologies, Inc.	Delaware